Exhibit 1.1

STONEMOR PARTNERS L.P.

(a Delaware limited partnership )

3,634,691 Common Units Representing Limited Partner Interests

PURCHASE AGREEMENT

Dated: December 17, 2007

Execution Version

STONEMOR PARTNERS L.P.

(a Delaware limited partnership )

3,634,691 Common Units Representing Limited Partner Interests

PURCHASE AGREEMENT

December 17, 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representative of the several Underwriters

RAYMOND JAMES & ASSOCIATES, INC.

MORGAN KEEGAN & PARTNERSHIP, INC.

OPPENHEIMER & CO. INC.

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and the persons listed in Schedule B hereto (the “Selling Unitholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Partnership and the Selling Unitholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests of the Partnership (“Common Units”) set forth in Schedules A and B hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 545,203 additional Common Units to cover overallotments, if any. The aforesaid 3,634,691 Common Units (the “Initial Units”) to be purchased by the Underwriters and all or any part of the 545,203 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are hereinafter called, collectively, the “Units.”

The Partnership conducts its operations through StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”). StoneMor GP LLC, a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”). Each of the entities listed on Schedule F hereto are referred to collectively as the “Operating Subsidiaries” and individually, as an “Operating

Subsidiary.” The Operating Subsidiaries identified as limited liability companies on Schedule F are referred to collectively as the “Operating LLCs.” The Operating Subsidiaries identified as corporations on Schedule F are referred to collectively as the “Operating Corporations.” The General Partner, the Partnership and the Operating Company are referred to herein collectively as the “StoneMor Parties.” The StoneMor Parties and the Operating Subsidiaries are referred to collectively as the “Partnership Entities.”

Prior to the execution hereof, the Operating Company, as a borrower, various subsidiaries thereof, as additional borrowers, the Partnership and the General Partner, as guarantors, Bank of America, N.A., as administrative agent and the other lenders party thereto entered into the Amended and Restated Credit Agreement, dated August 15, 2007 (the “Credit Agreement”). Prior to the execution hereof, the General Partner, the Partnership, the Operating Company and other Operating Subsidiaries party thereto entered into the Amended and Restated Note Purchase Agreement, dated as of August 15, 2007 (the “Note Purchase Agreement”). The Operating Company and the Operating Subsidiaries that are party to the Note Purchase Agreement are referred to collectively as the “Note Issuers.” Prior to the execution hereof, the General Partner and the Partnership delivered a guarantee in connection with the obligation of the Note Issuers under the Note Purchase Agreement (the “Guarantee”). Prior to the execution hereof, the Operating Company and certain of its direct and indirect subsidiaries, on the one hand, and SCI Funeral Services, Inc., an Iowa corporation, certain of its direct and indirect subsidiaries, SCI Ohio Funeral Services, Inc., an Ohio corporation, Alderwoods (Ohio) Cemetery Management, Inc., an Ohio corporation, on the other hand, entered into the Asset Purchase and Sale Agreement dated December 4, 2007 (the “SCI Acquisition Agreement”), and the Operating Company and certain of its direct and indirect subsidiaries, on the one hand, and SCI Funeral Services, Inc. and certain of its direct and indirect subsidiaries, on the other hand, entered into a Transition Service Agreement dated December 7, 2007 (the “Transition Agreement”).

On or prior to the Closing Date, the Note Issuers will issue $17.5 million of 9.09% senior secured notes (the “Notes”) and the Operating Company will borrow $6.253 million under the Credit Agreement.

On or prior to the Closing Date, in connection with the transactions to be effected pursuant to the terms of the SCI Acquisition Agreement, the parties to the SCI Acquisition Agreement entered or will enter into various bills of sale, assignments, conveyances and related documents (the “Conveyances” and together with the SCI Acquisition Agreement and the Transition Agreement, the “SCI Purchase Documents”) pursuant to which Seller (as such term is defined in the SCI Acquisition Agreement) will sell, transfer, convey and assign all right, title and interest to certain property and rights, including leased properties, located at, used in connection with, arising out of or relating to the Business (as such term is defined in the SCI Acquisition Agreement) (the “Acquired Assets”) to Buyer (as such term is defined in the SCI Acquisition Agreement).

The General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement, the Operating LLCs Charter Documents and the Operating Corporations Charter Documents (in each case as defined below), as the same may be amended or restated at or prior to the Closing Time, are herein collectively referred to as the “Charter Documents.” The Notes, the Note Purchase Agreement, the Guarantee, the Credit Agreement and the SCI Purchase Documents are herein collectively referred to as the “Transaction Documents.”

The Partnership and the Selling Unitholders understand that the Underwriters propose to make a public offering of the Units as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-144453), including the related preliminary prospectus or prospectuses, which registration statement has been declared effective by the Commission in such form.

Such registration statement covers the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Units that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it was initially filed with the Commission is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Units, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the StoneMor Parties. The StoneMor Parties, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(ii) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Partnership meets the registrant requirements for the use of Form S-3 to register under the 1933 Act the offer and sale of the Units as described in the Prospectus. Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the 1933 Act which became effective upon filing, no other document with respect to the Original Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the 1933 Act Regulations previously approved by the Representative of the Underwriters). Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for supplemental information pursuant to Rule 418 under the 1933 Act has been complied with.

At the respective times when the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or will become effective, and at the Closing Time (and if any Option Units are purchased, at each Date of Delivery) the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was or will be issued and at the Closing Time (and if any Option Units are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed pursuant to Rule 424(b), in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission by means of EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in the Prospectus and the General Disclosure Package, including any document incorporated by reference therein that has not been superseded or modified, within the coverage of Rule 175(b) of the 1933 Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 am (Eastern Time) on December 18, 2007 or such other time as agreed by the Partnership and Merrill Lynch.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and the preliminary prospectus dated December 10, 2007 deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Merrill Lynch expressly for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, as amended (the “1934 Act Regulations”), and when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement was filed with the Commission, (b) as of the Applicable Time, the Statutory Prospectus and (c) at the Closing Time (and if any Option Units are purchased, at each Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations during the periods covered by the financial statements on which they reported.

(iv) Financial Statements. The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries or the entities or the assets purported to be shown thereby on the basis stated therein at the dates indicated and the statement of operations, partners’ equity and statement of cash flows of the Partnership and its consolidated subsidiaries or of the entities or assets purported to be shown thereby for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The summary financial information included in the General Disclosure Package and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with that of the audited financial statements from which it has been derived. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the 1933 Act, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to those assumptions referred to therein.

(v) Formation and Qualification of the Partnership. The Partnership (A) has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) has all limited partnership power and authority necessary to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and the Transaction Documents, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; and the Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse change on the consolidated financial position, partners’ equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability.

(vi) Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company (A) has been duly organized and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (B) has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and the Transaction Documents, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; the General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, as described in the General Disclosure Package and the Prospectus, and each of the General Partner and the Operating Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

(vii) Formation and Qualification of the Operating Corporations. Each of the Operating Corporations (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and (B) has all corporate power and authority necessary to own, lease and operate its properties and to conduct its business, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; each of the Operating Corporations is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

(viii) Formation and Qualification of the Operating LLCs. Each of the Operating LLCs (A) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, and (B) has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business, in each case in clause (B) in all material respects as described in the General Disclosure Package the Prospectus; each of the Operating LLCs is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

(ix) Ownership of the General Partner Interest in the Partnership. The General Partner has a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Time and each Date of Delivery, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except restrictions on transferability as described in the General Disclosure Package, the Partnership Agreement or the Prospectus).

(x) Ownership of the General Partner. CFSI LLC, a Delaware limited liability company (“CFSI LLC”) is the sole Class A member of the General Partner and owns 100% of the outstanding Class A membership interests in the General Partner, and Lawrence Miller, William R. Shane, Michael L. Stache and Robert Stache (such individuals referred to herein as “Management”) are the only Class B members of the General Partner and each member of Management owns 30%, 30%, 20% and 20% respectively, of the outstanding Class B membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Time or each Date of Delivery, the “General Partner Operating Agreement”) and are fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and CFSI LLC and Management own such membership and profit interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except restrictions on transferability as described in the General Disclosure Package, the Prospectus or the General Partner Operating Agreement).

(xi) Partnership Interests Outstanding. As of the date hereof (and prior to the issuance of the Initial Units), the issued and outstanding limited partner interests of the Partnership consist of 5,855,725 Common Units, 3,179,837 Subordinated Units (as defined in the Partnership Agreement) and the Incentive Distribution Rights (as defined in the Partnership Agreement), and the General Partner owns all of the Incentive Distribution Rights, and CFSI LLC owns 3,179,837 Subordinated Units; and all of such issued and outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the General Disclosure Package and the Prospectus under the Caption “Description of the Common Units — Limited Liability”); and the General Partner owns the Incentive Distribution Rights, free and clear of all liens, encumbrances, security interests, charges or claims (except as described in the General Disclosure Package or the Prospectus).

(xii) Valid Issuance of the Units. At the Closing Time, there will be issued to the Underwriters the Initial Units to be sold by the Partnership (assuming no purchase by the Underwriters of Option Units at the Closing Time); at the Closing Time or each Date of Delivery (as defined in Section 2 hereof), as the case may be, the Initial Units to be sold by the Partnership or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the General Disclosure Package or the Prospectus under the caption “Description of the Common Units—Limited Liability”).

(xiii) Ownership of the Operating Company. The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest is duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Time or at each Date of Delivery, the “Operating Company Operating Agreement”) and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the General Disclosure Package or the Prospectus and liens created pursuant to the Credit Agreement, the Guarantee, the Note Purchase Agreement or the Notes).

(xiv) Ownership of the Operating Corporations. The Operating Company directly or indirectly owns 100% of the outstanding capital stock of each Operating Corporation, provided that the cemetery associations identified on Schedule F do not have any owners; all such stock is duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws of each Operating Corporation (collectively, the “Operating Corporations Charter Documents” and, as to each individual Operating Corporation, the “Operating Corporation Charter Documents”) and are fully paid (to the extent required under the applicable Operating Corporation Charter Document) and nonassessable; and the owners own all such stock free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for liens created pursuant to the Credit Agreement, the Note Purchase Agreement, the Guarantee or the Notes).

(xv) Ownership of the Operating LLCs. The Operating Company directly or indirectly owns 100% of the outstanding membership interests of each Operating LLC, provided that the cemetery associations identified on Schedule F do not have any owners; all such membership interests are duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each Operating LLC (collectively, the “Operating LLCs Charter Documents” and, as to each individual Operating LLC, the “Operating LLC Charter Document”) and are fully paid (to the extent required under the applicable Operating LLC Charter Document) and nonassessable (except as such nonassessability may be affected by the limited liability company laws applicable to such Operating LLC); and the owners own all such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreement, the Note Purchase Agreement, the Guarantee or the Notes.

(xvi) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights and except as described in the General Disclosure Package, the General Partner does not own, and at the Closing Time and at each Date of Delivery will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company’s 100% direct or indirect ownership of the outstanding capital stock or limited liability company interest in each Operating Subsidiary except as set forth on Schedule F, neither the Partnership nor the Operating Company owns, and at the Closing Time and at each Date of Delivery, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(xvii) No Preemptive Rights, Registration Rights or Options. Except as described in the General Disclosure Package, the Prospectus or the Charter Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than as provided in the General Disclosure Package, the Prospectus and the Partnership Agreement or as have been waived. Except as described in the General Disclosure Package or the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company or (C) any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

(xviii) Authority and Authorization. The Partnership has all requisite partnership power and authority to (1) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement in accordance with and upon the terms and conditions set forth in the Partnership Agreement and (2) to enter into the Transaction Documents and to perform the transactions contemplated thereby. The Operating Company and each of the Operating Subsidiaries have all requisite corporate or limited liability company power, as the case may be, and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in the Note Purchase Agreement. At the Closing Time and at each Date of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement or the Transaction Documents have been validly taken.

(xix) Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the StoneMor Parties and constitutes the valid and legally binding agreement of each of the StoneMor Parties, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.

(xx) Capitalization. As of September 30, 2007, the Partnership would have had, on the consolidated pro forma basis indicated in General Disclosure Package or the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

(xxi) Enforceability of Other Agreements. At or before the Closing Time and at each Date of Delivery:

(A) the General Partner Operating Agreement has been duly authorized, executed and delivered by CFSI LLC and will be a valid and legally binding agreement of CFSI LLC, enforceable against CFSI LLC in accordance with its terms;

(B) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the other parties thereto and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(C) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(D) each of the SCI Purchase Documents has been duly authorized, executed and delivered by the Operating Company and each of the Operating Subsidiaries party thereto and is a valid and legally binding agreement of the Operating Company and each of the Operating Subsidiaries party thereto, enforceable against the Operating Company and each of the Operating Subsidiaries party thereto in accordance with its terms; and

(E) the Credit Agreement, the Notes and the Note Purchase Agreement and the Guarantee will have been duly authorized, executed and delivered by the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries parties thereto and will be valid and legally binding agreements of the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries parties thereto, enforceable against the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries parties thereto in accordance with their respective terms.

provided that, with respect to each agreement described in Sections (xix) and (xxi), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(xxii) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the offering, issuance and sale by the Note Issuers of the Notes, the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities that are parties hereto and thereto, the consummation of the transactions contemplated hereby and thereby, and the use of proceeds from the sale of the Units as described in the General Disclosure Package or the Prospectus under the caption “Use of Proceeds” (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership or certificate of formation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities (other than liens created pursuant to the Credit Agreement, the Guarantee, the Note Purchase Agreement or the Notes), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) No Breach or Failure of Conditions under SCI Agreement. To the knowledge of the Partnership, (i) there is no breach by Seller (as such term is defined in the SCI Agreement) of any representations, warranties or covenants that would give Buyer the right to terminate the SCI Agreement and (ii) no events have occurred that would reasonably be expected to cause any conditions to Closing (as defined in the SCI Agreement) not to be satisfied at such Closing.

(xxiv) No Consents. Except for (i) the registration of the issuance or resale, as applicable, of the Units under the 1933 Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to the Closing Time and each Date of Delivery will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the General Disclosure Package or the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units or in connection with the offering, issuance and sale by the Note Issuers of the Notes, the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities or the consummation of the transactions contemplated hereby and thereby.

(xxv) No Default. None of the Partnership Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership or certificate of formation, or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Transaction Documents. To the knowledge of the Partnership Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(xxvi) Conformity to Description of Units and Notes. The Units to be sold by the Partnership, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Notes, when issued and delivered in accordance with the terms of the Note Purchase Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

(xxvii) No Material Adverse Change. No Partnership Entity has sustained, since the date of the latest audited financial statements included in the General Disclosure Package or the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the General Disclosure Package or the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any Partnership Entity or any material adverse change, or any development involving, or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ equity, members’ equity, results of operations, business or prospects of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package or the Prospectus. Since the date of the latest audited financial statements included in the General Disclosure Package or the Prospectus, none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, taken as a whole otherwise than as set forth or contemplated in the General Disclosure Package or the Prospectus.

(xxviii) No Labor Dispute. Except as disclosed in the General Disclosure Package or the Prospectus, no labor dispute with the employees of any Partnership Entity exists or, to the knowledge of each StoneMor Party, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(xxix) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the StoneMor Parties, threatened against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein and are not described as required which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or by the Transaction Documents; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits that have not been described or filed as required.

(xxx) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xxxi) Permits. Each of the Partnership Entities has, or at the Closing Time or at each Date of Delivery will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the General Disclosure Package or the Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package or the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the Partnership Entities has, or at the Closing Time or at each Date of Delivery will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the General Disclosure Package or the Prospectus, none of such permits contains, or at the Closing Time or at each Date of Delivery will contain, any restriction that is materially burdensome to the Partnership Entities considered as a whole.

(xxxii) Title to Properties. At the Closing Time and at each Date of Delivery, the Operating Company and the Operating Subsidiaries will have good and marketable title to all real property and good title to all personal property described in the General Disclosure Package or the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, including the assets to be acquired pursuant to the SCI Acquisition Agreement, in each case free and clear of all liens, claims, security interests and other encumbrances except (i) as described, and subject to the limitations contained, in the General Disclosure Package or the Prospectus, (ii) that arise under the Credit Agreement, the Note Purchase Agreement, the Guarantee or the Notes, (iii) that arise from indebtedness expressly assumed by the Operating Company or any of the Operating Subsidiaries pursuant to the SCI Purchase Documents, and (iv) as do not materially affect the value of such property taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package or the Prospectus; provided that, with respect to Hillside Cemetery and Camposanto Cemetery, the Operating Company and the Operating Subsidiaries will have the title conveyed by Seller (as defined in the SCI Agreement), and provided further that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are or will be held or to be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the General Disclosure Package or the Prospectus and are proposed to be used in the future as described in the General Disclosure Package or the Prospectus.

(xxxiii) Sufficiency of the Conveyances. The Conveyances are in a form legally sufficient to convey to the transferee thereunder all of the right, title and interest of the transferor named therein in and to the properties including valid rights to use or manage such properties, as described in such document, subject to the conditions, reservations, encumbrances and limitations contained in the SCI Purchase Documents and those set forth in the General Disclosure Package or the Prospectus and except where the failure to convey any such right, title or interest would not result in a Material Adverse Effect. The Buyer, upon execution and delivery of the Conveyances, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership included in the General Disclosure Package or the Prospectus. The Partnership has made the title policies relating to the properties to be acquired generally available to the Underwriters or their Representative.

(xxxiv) Investment Company. None of the Partnership Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package or the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxv) Environmental Compliance. At the Closing Date and each Date of Delivery, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below

(“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(xxxvi) Accounting Controls and Disclosure Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (I) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (II) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxvii) Compliance with the Sarbanes-Oxley Act. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxxviii) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, officers, stockholders, customers or suppliers of any Partnership Entity on the other hand that is required to be described in the General Disclosure Package or the Prospectus and is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or other indebtedness by any Partnership Entity to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members.

(xxxix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the

Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Units.

(xxvi) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(xxvii) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Time and each Date of Delivery.

(xxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

(xxix) Foreign Corrupt Practices Act, Etc. No Partnership Entity, nor to the knowledge of the Partnership any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of any Partnership Entity, has used any partnership, limited liability company or corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership, limited liability company or corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxx) Not Ineligible Issuer. At the earliest time after the filing of the Original Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(xxxi) Private Placement. The sale and issuance of the Notes pursuant to the Note Purchase Agreement are exempt from the registration requirements of the 1933 Act, the 1933 Act Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(xxxii) Money Laundering Laws. The operations of the Partnership are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws” and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(xxxiii) OFAC. Neither the Partnership nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Representations and Warranties by the Selling Unitholders. Each Selling Unitholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package, the Prospectus nor any amendments or supplements thereto, as it relates to such Selling Unitholder, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding any inference to the contrary, the preceding sentence applies only to the extent that any statements in or omissions from the General Disclosure Package, the Prospectus or any amendments or supplements thereto are based on written information furnished to the Partnership by such Selling Unitholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Unitholder to the Partnership consists of the information relating to such Selling Unitholder that appears in the table under the caption “Selling Unitholders” in the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Unitholder.

(iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representative (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Unitholder and is the valid and binding agreement of such Selling Unitholder.

(iv) No Conflicts. None of the offering, sale and delivery of the Initial Units to be sold by such Selling Unitholder, the execution and delivery of this Agreement and the Power of Attorney and Custody Agreement by such Selling Unitholder and the consummation of the transactions contemplated herein by such Selling Unitholder and compliance by such Selling Unitholder with its obligations hereunder whether with or without the giving of notice or passage of time or both, (a) conflict or will conflict with or constitutes or will constitute a breach of, or default under, or results or will result in the creation or imposition of any tax, lien, charge or encumbrance upon the Initial Units to be sold by such Selling Unitholder or any property or assets of such Selling Unitholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Unitholder is a party or by which such Selling Unitholder may be bound, or to which any of the property or assets of such Selling Unitholder is subject, or (b) results or will result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Unitholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Unitholder or any of its properties.

(v) No Consents. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, having jurisdiction over the Selling Unitholder is necessary or required for the performance by such Selling Unitholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Initial Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or 1934 Regulations or applicable state securities laws.

(vi) Certificates Suitable for Transfer. The Initial Units to be sold by such Selling Unitholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates for all of the Initial Units to be sold by such Selling Unitholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with American Stock Transfer & Trust Company (the “Custodian”) with irrevocable conditional instructions to deliver such Initial Units to the Underwriters pursuant to this Agreement.

(vii) Valid Title. Such Selling Unitholder has valid title to the Initial Units to be sold by such Selling Unitholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Initial Units to be sold by such Selling Unitholder.

(viii) Delivery of the Initial Units. Upon payment for the Initial Units, the delivery of the Initial Units which are sold by such Selling Unitholder pursuant to this Agreement to the Custodian for the Initial Units to be sold by the Selling Unitholders (assuming that no such Underwriter has notice of any “adverse claim” within the meaning of Section 8-102 of the New York Commercial Code) will pass good and valid title to such Initial Units, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim (within the meaning of Section 8-102 of the New York Commercial Code), subject to any interests created by the Underwriters.

(ix) Absence of Manipulation. Such Selling Unitholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Initial Units.

(x) No Association with FINRA. Except as disclosed in Schedule 1(b)(x) hereto, neither such Selling Unitholder nor any of his or her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the Financial Industry Regulatory Authority (“FINRA”) (formerly, the National Association of Securities Dealers, Inc.). For purposes of this Section 1(b)(x), affiliate shall refer to a person which controls, is controlled by or is under common control with another person.

(c) Officer’s Certificates. Any certificate signed by any officer of the General Partner on behalf of the Partnership delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Unitholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Unitholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership and each Selling Unitholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership and each Selling Unitholder, at the price per unit set forth in Schedule C, that proportion of the number of Initial Units set forth in Schedule B opposite the name of the Partnership or such Selling Unitholder, as the case may be, which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Units, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 545,203 Common Units, as set forth in Schedule B, at the price per unit set forth in Schedule C, less an amount per Common Unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Units upon notice by Merrill Lynch to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional units.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Blank Rome LLP, Philadelphia, Pennsylvania, or at such other place as shall be agreed upon by the Representative and the Partnership and the Selling Unitholders, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Partnership and the Selling Unitholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Partnership, on each Date of Delivery as specified in the notice from the Representative to the Partnership.

Payment shall be made to the Partnership and the Selling Unitholders by wire transfer of immediately available funds to bank accounts designated by the Partnership and the Custodian pursuant to each Selling Unitholder’s Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Units and the Option Units, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Units and the Option Units, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Partnership and the Selling Unitholders. The Partnership covenants, and with respect to Section 3(l) the Selling Unitholders, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Units shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and 1934 Act Documents. The Partnership will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Units or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it was first filed) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Partnership will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Partnership has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Partnership will give the Representative notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Partnership will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Partnership will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Units) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Partnership will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Partnership will use its best efforts to effect and maintain the quotation of the Units on the NASDAQ Global Market.

(j) Restriction on Sale of Units. During a period of 90 days from the date of the Prospectus, the Partnership will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Prospectus, (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the issuance by the Partnership of Common Units to sellers of assets or entities in connection with acquisitions by the Partnership Entities, provided that such sellers shall have executed substantially similar lock-up agreements for the unexpired term or (F) any action necessary to comply with the Partnership’s obligations pursuant to the Registration Rights Agreement dated September 28, 2006 by and between the Partnership and SCI New Mexico Funeral Services, Inc., including the preparation and filing of any amendment to the Registration

Statement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. Each of the Partnership and each Selling Unitholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the Representative, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Unitholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Partnership and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Partnership and each Selling Unitholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(l) shall restrict the Partnership from making any required filings under the 1934 Act or the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. Subject to Section 4(b), the StoneMor Parties will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Units, (ix) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the prior approval of the Partnership in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Units, and (xi) the fees and expenses incurred in connection with the inclusion of the Units in the NASDAQ Global Market.

(b) Expenses of the Selling Unitholders. The Selling Unitholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and other transfer taxes, if any, payable upon the sale of the Units to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, provided that the Partnership shall only make such reimbursement for a termination pursuant to Section 9(c)(iii) if the Underwriters have not terminated this Agreement pursuant to Section 9(c)(ii), Section 9(c)(iv), Section 9(c)(v) or Section 9(c)(vi) as well.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Partnership and the Selling Unitholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership and the Selling Unitholders contained in Section 1 hereof or in certificates of any officer of the General Partner on behalf of the Partnership or any subsidiary of the Partnership or of or on behalf of any Selling Unitholder delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinion of Special Counsel for Partnership. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., special counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Partnership. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Blank Rome LLP, counsel for the Partnership regarding matters involving the laws of Delaware, Florida, New Jersey, New York and Pennsylvania, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Reliance Letter on Opinion of Local Counsel for Partnership. At Closing Time, the Representative shall have received copies of the favorable opinion delivered to the lenders to the Credit Agreement from each of the law firms listed in this subsection (d) as special counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters and to such further effect as counsel to the Underwriters may reasonably request, together with signed or reproduced copies of such letter for each of the other Underwriters. The Underwriters shall be entitled to rely on such opinion either (1) by inclusion in the opinion of language authorizing each of the Underwriters to rely on such opinion as if it was addressed to them, dated as of Closing Time or (2) a reliance letter in the form set forth in Exhibit C.

(i)	Sirote & Permutt, P.C. (Alabama)

(ii)	Dover Dixon Horne PLLC (Arizona)

(iii)	Loeb & Loeb LLP (California)

(iv)	Blank Rome LLP (Florida)

(v)	McCorriston Miller Mukai MacKinnon LLP (Hawaii)

(vi)	McGuireWoods LLP (Illinois)

(vii)	May Oberfell Lorber (Indiana)

(viii)	Nyemaster, Goode, Weest, Hansell & O’Brien, P.C. (Iowa)

(ix)	Keating Muething & Kleklamp, PLL (Kentucky, Ohio)

(x)	Husch & Eppenberger, LLC (Missouri)

(xi)	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (North Carolina)

(xii)	Keating Muething & Klekamp PLL (Ohio, Kentucky)

(xiii)	Perkins Coie LLP (Oregon)

(xiv)	Pietrantoni Méndez & Alvarez LLP (Puerto Rico)

(xv)	Leatherwood Walker Todd & Mann, P.C. (South Carolina)

(xvi)	Boult, Cummings, Conners & Berry, PLC (Tennessee)

(xvii)	Perkins Coie LLP (Washington)

(xviii)	Spilman Thomas & Battle, PLLC (West Virginia)

(e) Opinion of Counsel for the Selling Unitholders. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time from each of the following, as counsel for the Selling Unitholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request:

(i) Cooley Godward Kronish LLP on behalf of McCown De Leeuw & Co. IV L.P., McCown De Leeuw & Co. IV Associates, L.P., Delta Fund LLC and CFS Equity Investors, LLC

(ii) Vince Altamura, Senior Vice President, Wachovia Corporation on behalf of Wachovia Capital Partners 1999, LLC

(iii) Stuart Min, General Counsel of Bain & Company Inc. on behalf of Bain & Company, Inc. and Squam Lake Investors III L.P.

(f) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Baker Botts L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Units, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Partnership and its subsidiaries and certificates of public officials.

(g) Officers’ Certificate. At Closing Time, there shall not have been, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof with respect to the Partnership Entities are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Partnership Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h) Accretion Certificate. At the Closing Time, the Representative shall have received from the President or Vice President of the General Partner a certificate evidencing the calculation required by Section 5.7(c) of the Partnership Agreement relating to the transaction contemplated by the SCI Acquisition Agreement.

(i) Certificate of Selling Unitholders. At the Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Unitholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Unitholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Unitholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(j) Accountant’s Comfort Letter from Deloitte & Touche L.L.P. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche L.L.P. a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(k) Bring-down Comfort Letter from Deloitte & Touche L.L.P. At Closing Time, the Representative shall have received from Deloitte & Touche L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(l) Comfort Letter from Harper & Pearson Company, P.C. At the time of the execution of this Agreement, the Representative shall have received from Harper & Pearson Company, P.C. a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(m) Comfort Letter from PricewaterhouseCoopers LLP. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(n) NASDAQ Global Market. At Closing Time, the Partnership shall have provided the NASDAQ Global Market with all information as requested thereby relating to the offer and sale of the Units.

(o) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule E hereto.

(q) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Partnership’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(r) SCI Acquisition Agreement. At the Closing Time, the Representative shall have received evidence reasonably satisfactory to them that the closing of the transaction and purchase of the SCI Assets contemplated by the SCI Acquisition Agreement as described in the Prospectus has occurred without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representative and which, in the reasonable judgment of the Representative, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Time on the terms and in the manner contemplated in the Prospectus.

All opinions, letters evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

(s) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Partnership contained herein and the statements in any certificates furnished by the Partnership, any subsidiary of the Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)	Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii)	Opinion of Counsel for Partnership. The favorable opinion of Vinson & Elkins L.L.P., special counsel for the Partnership, together with the favorable opinion of Blank Rome, counsel for the Partnership, and reliance letters from each of the law firms listed in Section 5(d), each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) and 5(c) and the reliance letter required by 5(d) hereof.

(iv)	Opinion of Counsel for Underwriters. The favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(v)	Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(k) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(t) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership and the Selling Unitholders in connection with the issuance and sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representative by notice to the Partnership and the Selling Unitholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the StoneMor Parties. The StoneMor Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Partnership;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Merrill Lynch or by any Selling Unitholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Underwriters by Selling Unitholders. Each Selling Unitholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 34 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Selling Unitholder expressly for use in the preparation of the table under the caption “Selling Unitholders” in the Prospectus; provided however, that each Selling Unitholder’s obligations under the indemnity agreements contained in this

Agreement are further limited so that it is not liable for any amount in excess of the aggregate gross proceeds net of the underwriting discounts received by the Selling Unitholder from the sale of Initial Units by such Selling Unitholder.

(c) Indemnification of Partnership, Directors and Officers and Selling Unitholders. Each Underwriter severally agrees to indemnify and hold harmless the Partnership Entities, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Unitholder and each person, if any, who controls any Selling Unitholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Merrill Lynch expressly for use therein.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Partnership Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Partnership and the Selling Unitholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Selling Unitholders on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership and the Selling Unitholders on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the Selling Unitholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.

The relative fault of the Partnership and the Selling Unitholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Selling Unitholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

As set forth in Section 6(b) hereto, and subject to the Indemnification obligations of the Selling Unitholders set forth in Section 6(b), no Selling Unitholder shall be required to contribute any amount in excess of the aggregate gross proceeds, net of the underwriting discounts, received by such Selling Unitholder from the sale of Initial Units by such Selling Unitholder pursuant to this Agreement, and the Selling Unitholders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Units set forth opposite their respective names in Schedule B hereto and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership or any Selling Unitholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership or such Selling Unitholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Partnership and the Selling Unitholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the General Partner or of or on behalf of the Selling Unitholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Partnership or any person controlling any Selling Unitholder and (ii) delivery of and payment for the Units.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Partnership and the Selling Unitholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NASDAQ Global Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either (i) the Representative or (ii) the Partnership shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Unitholders or the Partnership. (a) If any of McCown De Leeuw & Co., IV, L.P., McCown De Leeuw & Co. IV Associates, L.P. or Delta Fund LLC shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Units which such Selling Unitholder or Selling Unitholders are obligated to sell hereunder, and the remaining Selling Unitholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Units to be sold by them hereunder to the total number to be sold by all Selling Unitholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Partnership and the non-defaulting Selling Unitholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Units which the non-defaulting Selling Unitholders and the Partnership have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Unitholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any of McCown De Leeuw & Co., IV, L.P., McCown De Leeuw & Co. IV Associates, L.P. or Delta Fund LLC as referred to in this Section 11, each of the Representative and the Partnership shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b) If the Partnership shall fail at Closing Time or at the Date of Delivery to sell the number of Units that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Partnership from liability, if any, in respect of such default.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of General Counsel; notices to the Partnership shall be directed to it at 155 Rittenhouse Circle, Bristol, PA 19007, attention of William Shane, and notices to the Selling Unitholders shall be directed to Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center 11951 Freedom Drive, Reston, VA 20190-5656, attention of Darren DeStefano.

SECTION 14. No Advisory or Fiduciary Relationship. Each of the Partnership and each Selling Unitholder acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership and the Selling Unitholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership or any Selling Unitholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership or any Selling Unitholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or any Selling Unitholder on other matters) and no Underwriter has any obligation to the Partnership or any Selling Unitholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Partnership and each Selling Unitholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Partnership and each of the Selling Unitholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Partnership and the Selling Unitholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership and the Selling Unitholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this

Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership and the Selling Unitholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership and the Attorney-in-Fact for the Selling Unitholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Partnership and the Selling Unitholders in accordance with its terms.

Very truly yours,

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President

STONEMOR GP LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President

STONEMOR OPERATING LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President

Robert B. Hellman, Jr.

By	/s/ Robert B. Hellman, Jr.
As Attorney-in-Fact acting on behalf of the Selling Unitholders named in Schedule B hereto

CONFIRMED AND ACCEPTED, as of the date first above written: MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Justin Walter
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,635,611
Raymond James & Associates, Inc.	1,272,142
Morgan Keegan & Company, Inc.	363,469
Oppenheimer & Co., Inc.	363,469

Total	3,634,691

Sch A-1

SCHEDULE B

	Number of Initial Units to be Sold	Maximum Number of Option Units to Be Sold
By the Partnership:
StoneMor Partners L.P.	2,650,000	545,203

By the Selling Unitholders:

McCown De Leeuw & Co. IV, L.P.	903,490	0
McCown De Leeuw & Co. IV Associates, L.P.	18,590	0
Delta Fund LLC	14,407	0
CFS Equity Investors	10,151	0
Wachovia Capital Partners 1999, LLC	20,303	0
Squam Lake Investors III, L.P.	16,374	0
Bain & Company, Inc.	1,376	0

Total	984,691	0

Total Offering	3,634,691	545,203

Sch B-1

SCHEDULE C

STONEMOR PARTNERS L.P.

3,634,691 Common Units Representing Limited Partner Interests

1. The public offering price per unit for the Units, determined as provided in said Section 2, shall be $20.26.

2. The purchase price per unit for the Units to be paid by the several Underwriters shall be $19.1457, being an amount equal to the public offering price set forth above less $1.1143 per unit; provided that the purchase price per unit for any Option Units purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per common unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

Sch C-1

SCHEDULE D

Pricing Term Sheet filed by the Partnership under Rule 433 dated December 17, 2007.

Sch D-1

SCHEDULE E

List of persons and entities subject to lock-up agreement

StoneMor GP LLC

Lawrence Miller

William R. Shane

Michael L. Stache

Robert Stache

Gregg Strom

Paul Waimberg

Allen R. Freedman

Peter K. Grunebaum

Robert B. Hellman, Jr.

Martin R. Lautman, Ph.D.

Fenton R. Talbott

Howard L. Carver

McCown De Leeuw & Co., IV, L.P.

McCown De Leeuw & Co. IV Associates, L.P.

Delta Fund LLC

CFS Equity Investors

Wachovia Capital Partners 1999, LLC

Squam Lake Investors III, L.P.

Bain & Company, Inc.

LDLM Associates, L.P.

Ten Twenty L.P.

Martin and Susan Lautman

Gregg and Carole Strom

Frank and Allison Milles

Alan and Mary Fisher

Ken Lee, Jr.

Jeffrey P. Bissonette

Sherrie Sullivan

Raymond Smith

Daniel Cusma

Patricia A. Konen

Penelope and Terrence Casey

Michael Zynwala

Christine Starrett

Sch E-1

SCHEDULE F

Alderwoods (Ohio) Cemetery Holdings, Inc.	Corporation
Alleghany Memorial Park LLC	LLC
Alleghany Memorial Park Subsidiary, Inc.	Corporation
Altavista Memorial Park LLC	LLC
Altavista Memorial Park Subsidiary, Inc.	Corporation
Arlington Development Company	Corporation
Augusta Memorial Park Perpetual Care Company	Corporation
Bedford County Memorial Park LLC	LLC
Bedford County Memorial Park Subsidiary LLC	LLC
Bethel Cemetery Association	Non-profit association
Beth Israel Cemetery Association of Woodbridge, New Jersey	Non-profit association
Birchlawn Burial Park LLC	LLC
Birchlawn Burial Park Subsidiary, Inc.	Corporation
Blue Ridge Memorial Gardens LLC	LLC
Blue Ridge Memorial Gardens Subsidiary LLC	LLC
Butler County Memorial Park LLC	LLC
Butler County Memorial Park Subsidiary, Inc.	Corporation
Cedar Hill Funeral Home, Inc.	Corporation
Cemetery Investments LLC	LLC
Cemetery Investments Subsidiary, Inc.	Corporation
Cemetery Management Services, L.L.C.	LLC
Cemetery Management Services of Mid-Atlantic States, L.L.C.	LLC
Cemetery Management Services of Ohio, L.L.C.	LLC
Cemetery Management Services of Pennsylvania, L.L.C.	LLC
Chartiers Cemetery LLC	LLC
Chartiers Cemetery Subsidiary LLC	LLC
Clover Leaf Park Cemetery Association	Non-profit association
CMS West LLC	LLC
CMS West Subsidiary LLC	LLC
Columbia Memorial Park LLC	LLC
Columbia Memorial Park Subsidiary, Inc.	Corporation
Cornerstone Family Insurance Services, Inc.	Corporation
Cornerstone Family Services of New Jersey, Inc.	Corporation
Cornerstone Family Services of West Virginia LLC	LLC
Cornerstone Family Services of West Virginia Subsidiary, Inc.	Corporation
Cornerstone Funeral and Cremation Services LLC	LLC
Covenant Acquisition LLC	LLC
Covenant Acquisition Subsidiary, Inc.	Corporation
Crown Hill Cemetery Association	Non-profit association
Eloise B. Kyper Funeral Home, Inc.	Corporation
Glen Haven Memorial Park LLC	LLC
Glen Haven Memorial Park Subsidiary, Inc.	Corporation
Green Lawn Memorial Park LLC	LLC
Green Lawn Memorial Park Subsidiary LLC	LLC
Henlopen Memorial Park LLC	LLC
Henlopen Memorial Park Subsidiary, Inc.	Corporation
Henry Memorial Park LLC	LLC
Henry Memorial Park Subsidiary, Inc.	Corporation

Sch F-1

Highland Memorial Park, Inc.	Corporation
Hillside Memorial Park Association, Inc.	Corporation
J.V. Walker LLC	LLC
J.V. Walker Subsidiary LLC	LLC
Juniata Memorial Park LLC	LLC
Juniata Memorial Park Subsidiary LLC	LLC
KIRIS LLC	LLC
KIRIS Subsidiary, Inc.	Corporation
Lakewood/Hamilton Cemetery LLC	LLC
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Corporation
Lakewood Memory Gardens South LLC	LLC
Lakewood Memory Gardens South Subsidiary, Inc.	Corporation
Laurel Hill Memorial Park LLC	LLC
Laurel Hill Memorial Park Subsidiary, Inc.	Corporation
Laurelwood Cemetery LLC	LLC
Laurelwood Cemetery Subsidiary LLC	LLC
Laurelwood Holding Company	Corporation
Legacy Estates, Inc.	Corporation
Locustwood Cemetery Association	Non-profit association
Loewen [Virginia] LLC	LLC
Loewen [Virginia] Subsidiary, Inc.	Corporation
Lorraine Park Cemetery LLC	LLC
Lorraine Park Cemetery Subsidiary, Inc.	Corporation
Melrose Land LLC	LLC
Melrose Land Subsidiary LLC	LLC
Modern Park Development LLC	LLC
Modern Park Development Subsidiary, Inc.	Corporation
Morris Cemetery Perpetual Care Company	Corporation
Mount Lebanon Cemetery LLC	LLC
Mount Lebanon Cemetery Subsidiary LLC	LLC
Mt. Airy Cemetery LLC	LLC
Mt. Airy Cemetery Subsidiary LLC	LLC
Northlawn Memorial Gardens	Non-profit association
Oak Hill Cemetery LLC	LLC
Oak Hill Cemetery Subsidiary, Inc.	Corporation
Osiris Holding Finance Company	Corporation
Osiris Holding of Maryland LLC	LLC
Osiris Holding of Maryland Subsidiary, Inc.	Corporation
Osiris Holding of Pennsylvania LLC	LLC
Osiris Holding of Pennsylvania Subsidiary LLC	LLC
Osiris Holding of Rhode Island LLC	LLC
Osiris Holding of Rhode Island Subsidiary, Inc.	Corporation
Osiris Management, Inc.	Corporation
Osiris Telemarketing Corp.	Corporation
Perpetual Gardens.Com, Inc.	Corporation
Prospect Hill Cemetery LLC	LLC
Prospect Hill Cemetery Subsidiary LLC	LLC
PVD Acquisitions LLC	LLC
PVD Acquisitions Subsidiary, Inc.	Corporation
Riverside Cemetery LLC	LLC
Riverside Cemetery Subsidiary LLC	LLC

Sch F-2

Riverview Memorial Gardens LLC	LLC
Riverview Memorial Gardens Subsidiary LLC	LLC
Rockbridge Memorial Gardens LLC	LLC
Rockbridge Memorial Gardens Subsidiary Company	Corporation
Rolling Green Memorial Park LLC	LLC
Rolling Green Memorial Park Subsidiary LLC	LLC
Rose Lawn Cemeteries LLC	LLC
Rose Lawn Cemeteries Subsidiary, Incorporated	Corporation
Roselawn Development LLC	LLC
Roselawn Development Subsidiary Corporation	Corporation
Russell Memorial Cemetery LLC	LLC
Russell Memorial Cemetery Subsidiary, Inc.	Corporation
Shenandoah Memorial Park LLC	LLC
Shenandoah Memorial Park Subsidiary, Inc.	Corporation
Sierra View Memorial Park	Non-profit association
Southern Memorial Sales LLC	LLC
Southern Memorial Sales Subsidiary, Inc.	Corporation
Springhill Memory Gardens LLC	LLC
Springhill Memory Gardens Subsidiary, Inc.	Corporation
Star City Memorial Sales LLC	LLC
Star City Memorial Sales Subsidiary, Inc.	Corporation
Stephen R. Haky Funeral Home, Inc.	Corporation
Stitham LLC	LLC
Stitham Subsidiary, Incorporated	Corporation
StoneMor Alabama LLC	LLC
StoneMor Alabama Subsidiary, Inc.	Corporation
StoneMor Arkansas Subsidiary LLC	LLC
StoneMor California, Inc.	Corporation
StoneMor California Subsidiary, Inc.	Corporation
StoneMor Colorado LLC	LLC
StoneMor Colorado Subsidiary LLC	LLC
StoneMor Florida Subsidiary LLC	LLC
StoneMor Georgia LLC	LLC
StoneMor Georgia Subsidiary, Inc.	Corporation
StoneMor Hawaii LLC	LLC
StoneMor Hawaii Subsidiary LLC	LLC
StoneMor Illinois LLC	LLC
StoneMor Illinois Subsidiary LLC	LLC
StoneMor Indiana LLC	LLC
StoneMor Indiana Subsidiary LLC	LLC
StoneMor Iowa LLC	LLC
StoneMor Iowa Subsidiary LLC	LLC
StoneMor Kansas LLC	LLC
StoneMor Kansas Subsidiary LLC	LLC
StoneMor Kentucky LLC	LLC
StoneMor Kentucky Subsidiary LLC	LLC
StoneMor Michigan LLC	LLC
StoneMor Michigan Subsidiary LLC	LLC
StoneMor Missouri LLC	LLC
StoneMor Missouri Subsidiary LLC	LLC
StoneMor North Carolina LLC	LLC

Sch F-3

StoneMor North Carolina Funeral Services, Inc.	Corporation
StoneMor North Carolina Subsidiary LLC	LLC
StoneMor Oregon LLC	LLC
StoneMor Oregon Subsidiary LLC	LLC
StoneMor Pennsylvania LLC	LLC
StoneMor Pennsylvania Subsidiary LLC	LLC
StoneMor Puerto Rico LLC	LLC
StoneMor Puerto Rico Subsidiary LLC	LLC
StoneMor South Carolina LLC	LLC
StoneMor South Carolina Subsidiary LLC	LLC
StoneMor Tennessee Subsidiary, Inc.	Corporation
StoneMor Washington, Inc.	Corporation
StoneMor Washington Subsidiary LLC	LLC
Sunset Memorial Gardens LLC	LLC
Sunset Memorial Gardens Subsidiary, Inc.	Corporation
Sunset Memorial Park LLC	LLC
Sunset Memorial Park Subsidiary, Inc.	Corporation
Temple Hill LLC	LLC
Temple Hill Subsidiary Corporation	Corporation
The Coraopolis Cemetery LLC	LLC
The Coraopolis Cemetery Subsidiary LLC	LLC
The Prospect Cemetery LLC	LLC
The Prospect Cemetery Subsidiary LLC	LLC
The Valhalla Cemetery Company LLC	LLC
The Valhalla Cemetery Subsidiary Corporation	Corporation
Tioga County Memorial Gardens LLC	LLC
Tioga County Memorial Gardens Subsidiary LLC	LLC
Tri-County Memorial Gardens LLC	LLC
Tri-County Memorial Gardens Subsidiary LLC	LLC
Twin Hills Memorial Park and Mausoleum LLC	LLC
Twin Hills Memorial Park and Mausoleum Subsidiary LLC	LLC
Virginia Memorial Service LLC	LLC
Virginia Memorial Service Subsidiary Corporation	Corporation
WNCI LLC	LLC
W N C Subsidiary, Inc.	Corporation
Westminster Cemetery LLC	LLC
Westminster Cemetery Subsidiary LLC	LLC
Wicomico Memorial Parks LLC	LLC
Wicomico Memorial Parks Subsidiary, Inc.	Corporation
Willowbrook Management Corp.	Corporation
Woodlawn Memorial Gardens LLC	LLC
Woodlawn Memorial Gardens Subsidiary LLC	LLC
Woodlawn Memorial Park LLC	LLC
Woodlawn Memorial Park Subsidiary LLC	LLC

Sch F-4

SCHEDULE 1(b)(x)

Selling Unitholder FINRA Affiliation

1. The managing member of CFS Equity Investors, LLC is Merchant Capital Inc., which is an entity under common control with Credit Suisse Securities (USA) LLC, a member firm of FINRA.

2. Wachovia Capital Partners 1999 LLC is under common control with the FINRA members listed below, each of which are subsidiaries of Wachovia Corporation:

A.G. Edwards & Sons, Inc.;

First Clearing, LLC;

Evergreen Investment Services, Inc.;

Wachovia Insurance Services Broker Dealer, Inc.;

Wachovia Securities, LLC;

Wachovia Securities Financial Network, LLC; and

Wachovia Capital Markets, LLC

Sch 1(b)(x)-1

Exhibit A

FORM OF OPINION OF PARTNERSHIP’S SPECIAL COUNSEL

TO BE DELIVERED BY VINSON & ELKINS L.L.P. PURSUANT TO SECTION 5(b)

1. Formation and Qualification of Partnership. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all limited partnership power and authority necessary to own, lease or operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus.

2. Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all limited liability company power and authority necessary to own, lease or operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and the Transaction Documents, as the case may be, in each case in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus. The General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus.

3. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges and other claims (except as described in the Partnership Agreement, the Registration Statement, the General Disclosure Package or the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

4. Partnership Interests Outstanding. As of the date hereof (and prior to the issuance of the Initial Units by the Partnership), the issued and outstanding limited partner interests of the Partnership consist of 5,855,725 Common Units, 3,179,837 Subordinated Units (as defined in the Partnership Agreement) and the Incentive Distribution Rights (as defined in the Partnership Agreement), and the General Partner owns all of the Incentive Distribution Rights; and all of such issued and outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and otherwise by matters described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Common Units — Limited Liability” and “Risks Inherent in an Investment in Us — You may be required to repay distributions that you have received from us”); and the General Partner owns the Incentive Distribution Rights, free and clear of all liens, encumbrances, security interests, charges or claims (except as described in the Registration Statement, the General Disclosure Package, the Prospectus or as contained in the General Partner Operating Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those created pursuant to the Credit Agreement, the Note Purchase Agreement, the Guarantee and the Notes.

5. Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and otherwise by matters described in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Description of the Common Units—Limited Liability” and “Risks Inherent in an Investment in Us — You may be required to repay distributions that you have received from us”).

6. Ownership of the General Partner. CFSI LLC is the sole Class A member of the General Partner and owns 100% of the outstanding Class A membership interests in the General Partner, and Lawrence Miller, William R. Shane, Michael Stache and Robert Stache (collectively, “Management”) are the only Class B members of the General Partner and own 30%, 30%, 20% and 20%, respectively, of the outstanding Class B membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Operating Agreement and are fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and CFSI LLC and Management own such membership interests free and clear of all liens, encumbrances, security interests, charges and other claims (except as described in the Registration Statement, the General Disclosure Package, the Prospectus or as contained in the General Partner Operating Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the (a) State of Delaware naming CFSI LLC or (b) principal place of residence (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each member of Management naming each member of Management, in each case, as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

7. Ownership of the Operating Company. The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges and other claims (except as described in the Registration Statement, the General Disclosure Package or the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those created pursuant to the Note Purchase Agreement, the Notes or the Credit Agreement.

8. No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or the Operating Company, in each case pursuant to the Partnership Agreement or the Operating Company Operating Agreement or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units by the Partnership as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than as described in the Registration Statement, the General Disclosure Package or the Prospectus or provided in the Partnership Agreement or as have been waived. To such counsel’s knowledge, except as described in the Registration Statement, the General Disclosure Package or the Prospectus and except for Common Units that may be issued in settlement of awards under the Partnership’s Long-Term Incentive Plan, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership or (B) any membership interests in the General Partner or the Operating Company.

9. Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units to be issued and sold by the Partnership, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.

10. Authorization, Execution and Delivery of Agreement. The Agreement has been duly authorized, executed and delivered by the Partnership, the General Partner and the Operating Company.

11. Enforceability of Other Agreements.

(a) The General Partner Operating Agreement has been duly authorized, executed and delivered by CFSI LLC and is a valid and legally binding agreement of CFSI LLC, enforceable against CFSI LLC in accordance with its terms;

(b) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner, and, assuming due authorization, execution and delivery by the other parties thereto is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(c) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided that, with respect to each agreement described in this paragraph 11, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

12. No Conflicts. None of the offering, issuance and sale by the Partnership of the Units being delivered at the Closing Time and each Date of Delivery, the execution, delivery and performance of the Agreement by the StoneMor Parties, or the consummation of the transactions contemplated hereby (including the use of the proceeds from the sale of the Units by the Partnership as described in the General Disclosure Package or the Prospectus under the caption “Use of Proceeds”) will conflict with, result in a breach, default or violation of (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the Charter Documents of any of the StoneMor Parties, or (ii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or federal law, which breaches, violations defaults or liens, in the case of clause (ii), would reasonably be expected to have a Material Adverse Effect, or could materially impair the ability of any of the StoneMor Parties to perform their obligations under the Agreement; provided, however, that no opinion is expressed pursuant to this paragraph 12 with respect to securities and other anti-fraud statutes, rules or regulations.

13. No Consents. Except for (i) the registration under the 1933 Act of the issuance of the Units to be sold by the Partnership and of the resale of the Units to be sold by the Selling Unitholders (as to which we express no opinion), (ii) such consents, approvals, authorizations, registrations or qualifications (each a “Consent”) as may be required under the 1934 Act and applicable state securities or blue sky laws in connection with the purchase and distribution of the Units by the Underwriters, as to which we express no opinion, (iii) such Consents that have been obtained, (iv) such Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no Consent of any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the StoneMor Parties or the consummation by the StoneMor Parties of the transactions contemplated hereby.

14. Descriptions and Summaries. The statements in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Considerations—Tax-Exempt Organizations and Other Investors,” insofar as they purport to constitute descriptions of agreements or summaries of matters of law or legal conclusions are accurate in all material respects; and the Common Units and the Subordinated Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy” and “Description of the Common Units.”

15. Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

16. Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

17. Effectiveness of Registration Statement. The Registration Statement was declared effective under the 1933 Act on December 7, 2007; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule; any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

18. Form of Registration Statement, General Disclosure Package and the Prospectus. The Registration Statement, the General Disclosure Package and the Prospectus (except for the financial statements and the notes and schedules thereto and the auditors’ reports thereon, and other financial and statistical data included in the Registration Statement, the General Disclosure Package or the Prospectus, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Regulations.

19. Investment Company. None of the Partnership Entities is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership and representatives and legal counsel of the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and Prospectus (except to the extent specified in paragraph 14 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that:

(A) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the General Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of the Closing Time and each Date of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) state that they express no opinion with respect to any permits to own or operate any real or personal property, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (F) with respect to the opinions expressed in paragraphs 1 and 2 as to the valid existence of each of the StoneMor Parties, base their opinions solely on certificates provided by the Secretary of State of the State of Delaware and (G)state that they express no opinion in paragraph 13 as to the registration of the Notes under the 1933 Act or compliance therewith.

Exhibit B

FORM OF OPINION OF COUNSEL FOR THE PARTNERSHIP

TO BE DELIVERED BY BLANK ROME LLP PURSUANT TO SECTION 5(c)

[For purposes of this opinion, the General Partner, the Partnership, the Operating Company, and the Local Operating Subsidiaries are referred to herein, collectively, as the “StoneMor Entities” and each, individually, as a “StoneMor Entity.” Each of the entities to be listed on Annex I hereto under the column entitled “Entity” is referred to individually as a “Local Operating Subsidiary” and, collectively, the “Local Operating Subsidiaries.” The Local Operating Subsidiaries identified as corporations on Annex I hereto are referred to collectively, as the “Local Operating Corporations” and each, individually, as a “Local Operating Corporation.” The Local Operating Subsidiaries identified as limited liability companies on Annex I hereto are referred to collectively, as the “Local Operating LLCs” and each, individually, as a “Local Operating LLC.”]

1. Existence of Local Operating Subsidiaries. Each Local Operating Corporation identified as a Pennsylvania corporation on Annex I hereto is a corporation subsisting under the laws of the Commonwealth of Pennsylvania, and each Local Operating LLC identified as a Pennsylvania limited liability company on Annex I hereto is a limited liability company subsisting under the laws of the Commonwealth of Pennsylvania. Each Local Operating Corporation identified as a Delaware corporation on Annex I hereto is a corporation validly existing and in good standing under the laws of the State of Delaware, and each Local Operating LLC identified as a Delaware limited liability company on Annex I hereto is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Each Local Operating Corporation identified as a New Jersey corporation on Annex I hereto is a corporation validly existing and in good standing under the laws of the State of New Jersey, and each Local Operating LLC identified as a New Jersey limited liability company on Annex I hereto is a limited liability company validly existing and in good standing under the laws of the State of New Jersey. Each Local Operating LLC identified as a Florida limited liability company on Annex I hereto is a limited liability company validly existing and has an active status under the laws of the State of Florida.

2. Qualification of the General Partner, the Partnership and the Operating Company. The General Partner, the Partnership and the Operating Company are each in good standing under the laws of the State of Delaware. The General Partner is qualified and registered as a foreign limited liability company, in the States of Florida, New Jersey and the Commonwealth of Pennsylvania.

3. Ownership of Local Operating Corporations. The record owners of the stock of each Local Operating Corporation (other than the non-profit entities identified on Annex I hereto) are set forth on Annex I hereto; all such stock has been duly authorized and is validly issued in accordance with the Operating Corporation Charter Documents of such Local Operating Corporation and is fully paid and nonassessable; and (i) based on the review expressly described above, and (ii) otherwise to their knowledge, each such owner owns such stock of record free and clear of any adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code) other than those adverse claims (A) created by or arising under the applicable state corporation laws, (B) arising in connection with the Credit Agreement or the Note Purchase Agreement, or (C) described in the Registration Statement, the General Disclosure Package or the Prospectus.

4. Ownership of Local Operating LLCs. The record owners of the membership units of each Local Operating LLC are set forth on Annex I hereto; all such membership units have been duly authorized and are validly issued in accordance with the Operating LLC Charter Documents of such Local Operating LLC, and are fully paid to the extent required in the Operating LLC Charter Documents of such Local Operating LLC; and (i) based on their review expressly described above, and (ii) otherwise to their knowledge, each such owner owns such membership units of record free and clear of any adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code) other than those adverse claims (A) created by or arising under the applicable state limited liability company laws, (B) arising in connection with the Credit Agreement or the Note Purchase Agreement, or (C) described in the Registration Statement, the General Disclosure Package or the Prospectus.

5. Power and Authority. Each StoneMor Entity that owns or holds properties or conducts business in the States of Delaware, Florida, New Jersey or the Commonwealth of Pennsylvania has all requisite corporate, limited liability company or limited partnership, as the case may be, power and authority necessary to own or hold such properties, to be liable for its obligations and to conduct such business under the laws of such jurisdiction, in each case, in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus. Each StoneMor Entity that is a party to the Transaction Documents has all requisite corporate, limited liability company or limited partnership, as the case may be, power and authority to enter into the Transaction Documents and perform the transactions contemplated thereby.

6. Authorization, Execution and Delivery of Agreement. Each of the Transaction Documents to which any of the StoneMor Entities is a party has been duly authorized, executed and delivered by such StoneMor Entities.

7. Enforceability of Other Agreements.

(a) each of the SCI Purchase Documents governed by the laws of the States of Delaware and Florida is a valid and legally binding agreement of such StoneMor Entities that are parties thereto, enforceable against the such party in accordance with its terms;

(b) the Notes, the Note Purchase Agreement and the Guarantee governed by the laws of the State of New York are valid and legally binding agreements of the StoneMor Entities party thereto, enforceable against such StoneMor Entities in accordance with their terms; and

(c) the Credit Agreement governed by the laws of the Commonwealth of Pennsylvania is a valid and legally binding agreement of the StoneMor Entities party thereto, enforceable against such StoneMor Entities in accordance with their terms;

provided that, with respect to each agreement described in this paragraph 7, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, and applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing, and (C) the additional limitations, qualifications, exceptions and assumptions expressed therein.

8. Sufficiency of Documents. The Conveyance relating to properties located in the State of Florida is in a form legally sufficient under the Applicable Laws of the State of Florida to convey to the transferee thereunder all of the right, title and interest of the transferor named therein in and to the properties including valid rights to use or manage such properties, as described in such document, subject to the conditions, reservations, encumbrances and limitations contained in the SCI Acquisition Agreement or such Conveyance, except for motor vehicles or other property requiring transfer of certificated title, as to which we render no opinion. For purposes hereof, the term Applicable Laws shall mean the laws of such states and the United States as a practitioner exercising customary diligence would recognize as applicable to the transactions contemplated by the Transaction Documents.

9. No Conflicts. None of the offering, issuance and sale by the Partnership of the Units being delivered at the Closing Time and each Date of Delivery, the offering, issuance and sale by the Note Issuers of the Notes, the execution, delivery and performance of the Agreement and the Transaction Documents by the Partnership Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the use of the proceeds from the sale of the Units by the Partnership as described in the General Disclosure Package or the Prospectus under the caption “Use of Proceeds”) will conflict with, result in a breach, default or violation of (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the Charter Documents of any of the Local Operating Subsidiaries, (ii) any agreement, lease or other instrument known to us (excluding the General Partner Operating Agreement, the Partnership Agreement and the Operating Company Operating Agreement) to which any of the Partnership Entities or their properties may be bound, (iii) any order, judgment, decree or injunction known to us of any court or governmental agency or body of the United States or the States of Delaware, Florida, New Jersey, New York, or the Commonwealth of Pennsylvania to which any of the StoneMor Parties or the Local Operating Subsidiaries or any of their properties is subject, or (iv) Federal Applicable Laws or the Applicable Laws of the States of Delaware, Florida, New Jersey, New York or the Commonwealth of Pennsylvania (other than any state securities laws or broker/dealer laws of the foregoing jurisdictions, as to which we express no opinion), which breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities, taken as a whole, to perform their obligations under this Agreement or the Transaction Documents or any related documents to which they are a party. None of the offering, issuance and sale by the Note Issuers of the Notes, the execution, delivery and performance of the Transaction Documents by the Partnership Entities that are parties hereto or thereto, or the consummation of the transactions contemplated thereby will conflict with or result in a breach, default or violation of the Charter Documents of the Partnership, the General Partner or the Operating Company.

10. No Consents. Except for (i) such Consents required under the federal securities laws or state securities or “Blue Sky” laws, as to which we express no opinion, (ii) such Consents that have been obtained or made, (iii) such Consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of the transactions such as those contemplated by this Agreement and the Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the transactions contemplated by this Agreement or the Transaction Documents, (iv) the filing of mortgages, financing statements and other documents as contemplated by the Credit Agreement or the Note Purchase Agreement, (v) such Consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (vi) such Consents disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no consent, approval, authorization, or order of, or filing or registration with (“Consent”), any governmental authority under the Applicable Laws of the States of Delaware, Florida, New Jersey, New York or the Commonwealth of Pennsylvania is required in connection with the offering, issuance and sale by the Partnership of the Units or by the Note Issuers of the Notes, the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities that are parties hereto and thereto or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby.

11. Permits. To their knowledge, each of the StoneMor Entities, other than StoneMor Florida Subsidiary LLC, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) required under Cemetery/Funeral Home Laws that are applicable to its properties or cemetery and funeral home businesses, to own its properties and operate its cemetery and funeral home businesses, subject to such qualifications as may be set forth in the General Disclosure Package or the Prospectus and except for such Permits which (i) are of a routine or administrative nature and are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, or (ii) if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To their knowledge, none of the StoneMor Entities has received any notice of proceedings relating to the compliance with Cemetery/Funeral Home Laws which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have Material Adverse Effect. For purposes of this opinion letter, “Cemetery/Funeral Home Laws” means any laws, statutes, rules or regulations promulgated in the States of Delaware, Florida, New Jersey or the Commonwealth of Pennsylvania which relate to the operation of a cemetery company, the sale of cemetery goods on a pre-need or at-need basis, the establishment, funding or maintenance of a statutorily mandated trust with regard to such pre-need or at-need sales or perpetual care, the operation of a funeral home company or the sale of funeral home services.

12. Limited Liability. The liability of the Partnership for the liabilities of the Operating Company or the Local Operating LLCs is governed by the laws of the State of Delaware. The liability of the holders of the Common Units for the liabilities of the Partnership, the Operating Company or the Local Operating LLCs is governed by the laws of the State of Delaware.

13. Descriptions in the most recent preliminary prospectus and the Prospectus. The statements in the most recent preliminary prospectus and the Prospectus under the captions “Business – Regulation,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects.

14. Private Placement. The offer, sale and issuance of the Notes pursuant to the Note Purchase Agreement are exempt from the registration requirements of the 1933 Act, assuming the accuracy of the representations and warranties as of the date hereof of the Note Purchasers contained in the Note Purchase Agreement.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and Prospectus (except to the extent specified in paragraph 13 of this opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that:

(A) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the General Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of the Closing Time and each Date of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the laws of the States of Delaware, Florida, New Jersey, New York and Pennsylvania, except as to court orders, which shall also include federal law (D) state that they express no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the SCI Purchase Documents nor with respect to the accuracy or descriptions of real or personal property, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject and (F) state that they express no opinion in paragraph 10 as to the registration of the Notes under the 1933 Act or compliance therewith, it being understood that their opinion in paragraph 14 solely addresses these matters.

Exhibit C

FORM OF RELIANCE LETTER OF LOCAL COUNSEL FOR THE PARTNERSHIP

TO BE DELIVERED PURSUANT TO SECTION 5(d)

[Letterhead of Local Counsel]

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representative of the several Underwriters

RAYMOND JAMES & ASSOCIATES, INC.

MORGAN KEEGAN & PARTNERSHIP, INC.

OPPENHEIMER & CO. INC.

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

We have acted as counsel to the Local Entities (as defined in that opinion letter to Bank of America, N.A. as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer dated as of the date hereof (a copy of which is attached hereto, the “Opinion Letter”)) in connection with the Joinder Documents (as defined in the Opinion Letter).

You are hereby authorized to accept, use and rely upon the Opinion Letter and the opinions set forth therein. This reliance letter is provided to you pursuant to Section 5(d) of the Purchase Agreement, dated December 17, 2007 (the “Purchase Agreement”) by and among StoneMor Partners L.P., (the Partnership”), StoneMor GP LLC (the “General Partner”) and StoneMor Operating LLC (the “Operating Company”), the Selling Unitholders listed on Schedule B thereto (the “Selling Unitholders”) and the underwriters named therein (the “Underwriters”), pursuant to which (i) the Underwriters have severally agreed to purchase from the Partnership and the Selling Unitholders an aggregate of 3,634,691 Common Units representing limited partner interests in the Partnership on the terms and for the purposes set forth in Section 2 of the Purchase Agreement thereof, and (ii) the Partnership has granted to the Underwriters, severally and not jointly, the option described in Section 2(b) thereof to purchase all or any part of 545,203 additional Common Units representing limited partner interests in the Partnership on the terms and for the purposes set forth in Section 2 thereof to cover overallotments, if any.

Very truly yours,

C-1

Exhibit D

FORM OF OPINION OF COUNSEL FOR THE SELLING UNITHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 5(d)

1. Each of [the Selling Unitholders] is a limited partnership duly formed, validly existing and in good standing under the [applicable law of the respective state of formation].

2. The Purchase Agreement has been duly authorized, executed, and delivered by or on behalf of each Selling Unitholder.

3. A Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Selling Unitholder. A Certificate of an Attorney-in-Fact has been duly signed and delivered by each Selling Unitholder.

4. Each Power of Attorney and Custody Agreement to which any Selling Unitholder is a party, constitutes a valid and binding obligation of such Selling Unitholder.

5. Upon the Underwriters’ acquiring possession of the Units being sold by the Selling Unitholders in accordance with the terms of the Purchase Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC) will acquire such Units as a protected purchaser free and clear of any adverse claim within the meaning of Section 8-102 of the UCC.

6. The execution and delivery by the Selling Unitholders of the Purchase Agreement and the sale of the Units by the Selling Unitholders in accordance with the Purchase Agreement will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by such Selling Unitholder with, any [specify state of formation for such Selling Unitholder] governmental authority under the applicable state law or any New York or federal governmental authority, except such as have been made or obtained under the Securities Act and such consents, approvals, licenses, authorizations, filings, recordings or registrations under the Securities and Exchange Act of 1934, as amended (as to which we express no opinion), and applicable state securities laws (as to which we express no opinion), (b) constitute a default under or a material breach of any of the terms, conditions or provisions of any charter documents or material agreements of each of the Selling Unitholders, or (c) constitute a material violation by the Selling Unitholders of the [applicable state law] or any New York or federal statute, rule or regulation by which the Selling Unitholders are bound that in our experience are typically applicable to transactions of the nature contemplated by the Purchase Agreement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of each of the Selling Unitholders and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the State of New York, [applicable state law for such Selling Unitholder] and the Federal laws of the United States, that in such counsel’s experience are typically applicable to a transaction of the nature contemplated by this Agreement.

D-1

[Form of lock-up from directors, officers or other unitholders pursuant to Section 5(p)]

Exhibit E

•, 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

as Representative of the several Underwriters to be named in the within-mentioned Purchase Agreement

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center New York, New York 10080

Re:	Proposed Public Offering by StoneMor Partners L.P.

Dear Sirs:

The undersigned, a unitholder [and an officer and/or director of StoneMor GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”)], understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Partnership and the Selling Unitholders providing for the public offering (the “Offering”) of common units (the “Common Units”) representing limited partner interests in the Partnership. In recognition of the benefit that such an offering will confer upon the undersigned as a unitholder of the Partnership [and an officer and/or director of the General Partner], and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Partnership’s Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Units”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

E-1

(2) prior to the expiration of the 90-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Partnership (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Units except in compliance with the foregoing restrictions.

It is understood that, if the Partnership notifies Merrill Lynch that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:
Print Name:

E-2